Exhibit 10.9

JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433

November 12, 2008

Thomas J. Mazzarisi
c/o JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433

Re: Extension of Amended and Restated Employment Agreement

Dear Tom:

This letter sets forth an agreement amending your current Amended and Restated Employment Agreement with JAG Media Holdings, Inc. (the “Company”) dated August 31, 2001, as amended November 3, 2005 and November 12, 2007 (the “Agreement”). Except as specifically agreed hereby, the Agreement, even though it has by its terms expired, shall continue in full force and effect through August 31, 2009. Section references below refer to sections in the Agreement.

Section 1 shall read in full as follows:

“1. Term. This Agreement will govern the principal terms and conditions of your employment from August 31, 2004 until August 31, 2009 (the “Term”), and the termination thereof that occurs during, and in certain as specified below, upon or following the expiration of the Term.”

The term “Year 3” as used in Section 3 shall mean the year ending August 31, 2009.

To indicate your agreement to the foregoing, please sign and return the enclosed copy of this letter.

Sincerely yours,

JAG MEDIA HOLDINGS, INC.

By:	/s/ Stephen J. Schoepfer
Name: Stephen J. Schoepfer
Title: President and Chief Operating Officer

Agreed to and accepted as of the
date first above written

/s/ Thomas J. Mazzarisi
THOMAS J. MAZZARISI